EXHIBIT 99.1

ALJ REGIONAL HOLDINGS, INC. ANNOUNCES EARNINGS FOR THE THIRD QUARTER ENDED JUNE 30, 2017

NEW YORK, NY, August 14, 2017 – ALJ Regional Holdings, Inc. (NASDAQ: ALJJ) (“ALJ”) announced results today for its third quarter ended June 30, 2017.

ALJ is a holding company, whose primary assets are its subsidiaries Faneuil, Inc. (including the customer management outsourcing business recently acquired from Vertex Business Services LLC, “Faneuil”), Floors-N-More, LLC, dba Carpets N' More (“Carpets”), and Phoenix Color Corp. (including the recently acquired Color Optics packaging division, “Phoenix”).  Faneuil is a leading provider of call center services, back office operations, staffing services, and toll collection services to government and regulated commercial clients across the United States. Carpets is one of the largest floor covering retailers in Las Vegas, Nevada, and a provider of multiple products for the commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with four retail locations, as well as a stone and solid surface fabrication facility. Phoenix is a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

Our financial statements reflect the operations of Faneuil, Carpets and Phoenix throughout all periods presented, Color Optics from July 18, 2016, and our recently acquired customer management outsourcing business (“CMO Business”) from May 26, 2017.

Investment Highlights – Three and Nine Months Ended June 30, 2017

Consolidated Results for ALJ

•

ALJ recognized consolidated revenue of $83.5 million for the three months ended June 30, 2017, an increase of $18.6 million, or 28.7%, compared to $64.9 million for the three months ended June 30, 2016 due to an increase in business activity in the Faneuil and Carpets segments as well as the acquisitions of Color Optics by Phoenix and the CMO Business by Faneuil, which together accounted for $9.8 million of the total revenue increase.  Excluding the impact of acquisitions, total revenue increased $8.8 million, or 13.6%.  ALJ recognized consolidated revenue of $79.3 million for the three months ended March 31, 2017.

•

ALJ recognized net income of $1.0 million and earnings per share (EPS) of $0.03 (diluted) for the three months ended June 30, 2017, compared to net income of $1.4 million and EPS of $0.04 (diluted) for the three months ended June 30, 2016.  Increased revenue was offset by higher cost of sales due to start-up costs of certain contracts, higher selling, general and administrative costs due to increased depreciation & amortization expenses related to acquisitions, and higher tax provision due to the impact of deferred taxes.  ALJ recognized net income of $0.4 million and EPS of $0.01 (diluted) for the three months ended March 31, 2017.

•

ALJ recognized adjusted EBITDA of $8.2 million for the three months ended June 30, 2017, an increase of $0.4 million, or 5.5%, compared to $7.8 million for the three months ended June 30, 2016.  Increased adjusted EBITDA was primarily due to Faneuil’s new contract awards and the acquisition of the CMO Business. ALJ recognized adjusted EBITDA of $7.7 million for the three months ended March 31, 2017.

•

ALJ recognized consolidated revenue of $240.4 million for the nine months ended June 30, 2017, an increase of $44.5 million, or 22.7%, compared to $195.9 million for the nine months ended June 30, 2016 due to an increase in business activity in each of our segments as well as the acquisitions of Color Optics by Phoenix and the CMO Business by Faneuil, which together accounted for $17.9 million of the total revenue increase. Excluding the impact of acquisitions, total revenue increased $26.6 million, or 13.6%.
•

ALJ recognized net income of $1.9 million and earnings per share (EPS) of $0.05 (diluted) for the nine months ended June 30, 2017 compared to net income of $2.2 million and EPS of $0.06 (diluted) for the nine months ended June 30, 2016.  Increased revenue was offset by higher cost of sales due to start-up costs of certain contracts, higher selling, general and administrative costs due to increased depreciation & amortization related to acquisitions, and higher tax provision due to the impact of deferred taxes.

•

ALJ recognized consolidated adjusted EBITDA of $23.1 million for the nine months ended June 30, 2017, an increase of $2.5 million, or 12.4%, compared to $20.6 million for the nine months ended June 30, 2016, due primarily to Faneuil contract renewals and new contract awards.

•	ALJ estimates revenue for the three months ending September 30, 2017 to be in the range of $81.2 million to $90.0 million, as compared to $72.4 million for the three months ended September 30, 2016.

Jess Ravich, Executive Chairman of ALJ, said, “We continue to execute on our core strategic initiatives, along with disciplined organic and acquisition growth to generate added value for our stakeholders.”

Amounts in $000's, except per share amounts	Three Months Ended June 30,
	2017	2016	$ Change	% Change
	(unaudited)	(unaudited)
Net revenue	$83,473	$64,857	$18,616	28.7%
Costs and expenses:
Cost of revenue	63,505	48,903	14,602	29.9%
Selling, general, and administrative expense	16,431	11,962	4,469	37.4%
(Gain) loss on disposal of assets, net	(4)	2	(6)	(300.0%)
Total operating expenses	79,932	60,867	19,065	31.3%
Operating income	3,541	3,990	(449)	(11.3%)
Other expense:
Interest expense, net	(2,302)	(2,175)	(127)	5.8%
Other income	298	—	298	–
Total other expense	(2,004)	(2,175)	171	(7.9%)
Income before income taxes	1,537	1,815	(278)	(15.3%)
Provision for income taxes	(577)	(407)	(170)	41.8%
Net income	$960	$1,408	$(448)	(31.8%)
Basic earnings per share of common stock	$0.03	$0.04	$(0.01)
Diluted earnings per share of common stock	$0.03	$0.04	$(0.01)
Weighted average shares of common stock outstanding:
Basic	35,139	34,698	376
Diluted	36,164	35,838	284

Amounts in $000's, except per share amounts	Nine Months Ended June 30,
	2017	2016	$ Change	% Change
	(unaudited)	(unaudited)
Net revenue	$240,386	$195,933	$44,453	22.7%
Costs and expenses:
Cost of revenue	184,693	149,797	34,896	23.3%
Selling, general, and administrative expense	45,728	36,798	8,930	24.3%
Loss (gain) on disposal of assets, net	8	(117)	125	(106.8%)
Total operating expenses	230,429	186,478	43,951	23.6%
Operating income	9,957	9,455	502	5.3%
Other expense:
Interest expense, net	(7,020)	(6,701)	(319)	4.8%
Other income	298	—	298	—
Total other expense	(6,722)	(6,701)	(21)	0.3%
Income before income taxes	3,235	2,754	481	17.5%
Provision for income taxes	(1,332)	(579)	(753)	130.1%
Net income	$1,903	$2,175	$(272)	(12.5%)
Basic earnings per share of common stock	$0.05	$0.06	$(0.01)	(12.2%)
Diluted earnings per share of common stock	$0.05	$0.06	$(0.01)
Weighted average shares of common stock outstanding:
Basic	34,763	34,902	(139)
Diluted	35,880	36,068	(187)

Results for Faneuil

Anna Van Buren, CEO of Faneuil, stated, “Successful implementation of new projects contributed to our continued strong performance in the 3rd quarter. The highlight of this period was the completion of Faneuil's first acquisition, the CMO Business from Vertex, which strengthens our position in the utilities sector.”

Faneuil recognized revenue of $39.5 million for the three months ended June 30, 2017 compared to $32.1 million for the three months ended June 30, 2016.  Revenue increased $7.4 million, or 23.1%.  Excluding the impact of the CMO Business, revenue increased $3.8 million, or 11.7%, due to new customer awards.  Faneuil recognized revenue of $36.7 million for the three months ended March 31, 2017.

Faneuil recognized adjusted EBITDA of $3.6 million for the three months ended June 30, 2017 compared to $2.9 million for the three months ended June 30, 2016.  Adjusted EBITDA increased by $0.7 million, or 25.1%, due to new customer awards.  Faneuil recognized adjusted EBITDA of $2.9 million for the three months ended March 31, 2017.

Faneuil recognized revenue of $114.2 million for the nine months ended June 30, 2017 compared to $99.8 million for the nine months ended June 30, 2016.  Revenue increased $14.4 million, or 14.5%.  Excluding the impact of acquisitions, revenue increased $10.8 million or 10.8% due to improved contract renewals and new contract awards.

Faneuil recognized adjusted EBITDA of $10.3 million for the nine months ended June 30, 2017 compared to $8.0 million for the nine months ended June 30, 2016.  Adjusted EBITDA increased by $2.3 million, or 28.9%, due to higher levels of business activity for contract renewals and awards and the acquisition of the CMO Business.

Faneuil estimates its revenue for the three months ending September 30, 2017 to be in the range of $39.9 million to $44.2 million, compared to $32.0 million for the three months ending September 30, 2016.

Faneuil’s contract backlog expected to be realized within the next twelve months as of June 30, 2017 was $100.0 million as compared to $66.2 million as of June 30, 2016 and $92.3 million as of March 31, 2017.  Faneuil’s total contract backlog as of June 30, 2017 was $258.9 million as compared to $226.3 million as of June 30, 2016 and $241.2 million as of March 31, 2017.

Results for Carpets

“We continued to experience significant increases over our 2016 revenue during the third quarter, primarily due to volume increases from our national home builders,” said Steve Chesin, CEO of Carpets.  “Our costs have remained higher than we want, but we wanted to make sure our customers remained satisfied during this large increase in volume.  We have achieved that goal and we are now implementing cost cutting measures that will take effect over the next two quarters.”

Carpets recognized revenue of $18.5 million for the three months ended June 30, 2017 compared to $12.6 million for the three months ended June 30, 2016.  Revenue increased $5.9 million, or 46.9%, due to higher volumes from national home builders.  Carpets recognized revenue of $17.9 million for the three months ended March 31, 2017.

Carpets recognized adjusted EBITDA of $0.4 million for the three months ended June 30, 2017 compared to approximately $0.6 million for the three months ended June 30, 2016. Adjusted EBITDA decreased by $0.2 million impacted by higher overall costs to absorb additional volume.  Carpets recognized adjusted EBITDA of approximately $0.3 million for the three months ended March 31, 2017.

Carpets recognized revenue of $51.9 million for the nine months ended June 30, 2017 compared to $35.7 million for the nine months ended June 30, 2016.  Revenue increased by $16.2 million, or 45.6%, due to additional contracts awarded from national home builders.

Carpets recognized adjusted EBITDA of $0.7 million for the nine months ended June 30, 2017 compared to $0.5 million for the nine months ended June 30, 2016.  Adjusted EBITDA increased by $0.2 million impacted by higher overall costs to absorb additional volume.

Carpets estimates its revenue for the three months ending September 30, 2017 to be in the range of $17.1 million to $19.0 million, compared to $15.0 million for the three months ending September 30, 2016.

Carpet’s contract backlog expected to be realized within the next twelve months as of June 30, 2017 was $25.8 million as compared to $22.4 million as of June 30, 2016 and $29.8 million as of March 31, 2017.  Carpet’s total contract backlog as of June 30, 2017 was $62.9 million compared to $46.0 million as of June 30, 2016 and $71.5 million as of March 31, 2017.

Results for Phoenix

Marc Reisch, CEO of Phoenix, stated “The increase in third quarter net revenue for Phoenix Color was driven by solid packaging and commercial sales for the Color Optics business, acquired in July, 2016, that were offset, in part, by significantly lower education market component sales. Adjusted EBITDA of $4.6 million was approximately $0.4 million lower than 2016 due to lower earnings from education market component sales and startup costs related to the transition of packaging and commercial print manufacturing. We expect these transition expenses to continue, at similar levels, over the next two quarters.”

Phoenix recognized revenue of $25.5 million for the three months ended June 30, 2017 compared to $20.2 million for the three months ended June 30, 2016. Revenue increased $5.3 million, or 26.3%.  Excluding the impact of acquisitions, revenue decreased $0.9 million, or 4.2%, due to lower volumes for educational components.  Phoenix recognized revenue of $24.7 million for the three months ended March 31, 2017.

Phoenix recognized adjusted EBITDA of $4.6 million for the three months ended June 30, 2017 compared to $5.0 million for the three months ended June 30, 2016. Adjusted EBITDA decreased by $0.4 million, or 8.7%, mainly due to start-up costs associated with the acquisition of Color Optics.  Phoenix recognized adjusted EBITDA of $4.9 million for the three months ended March 31, 2017.

Phoenix recognized revenue of $74.2 million for the nine months ended June 30, 2017 compared to $60.5 million for the nine months ended June 30, 2016.  Revenue increased by $13.7 million, or 22.8%. Excluding the impact of the acquisition, revenue decreased by $0.5 million due to lower volumes for educational components.

Phoenix recognized adjusted EBITDA of $13.8 million for the nine months ended June 30, 2017 compared to $14.0 million for the nine months ended June 30, 2016. Adjusted EBITDA decreased by $0.2 million mainly due to start-up costs associated with the acquisition of Color Optics.

Phoenix estimates its revenue for the three months ending September 30, 2017 to be in the range of $24.2 million to $26.8 million as compared to $25.5 million for the three months ended September 30, 2016.

Phoenix’s contract backlog expected to be realized within the next twelve months as of June 30, 2017 was $58.1 million as compared to $41.7 million as of June 30, 2016 and $59.7 million as of March 31, 2017.  Phoenix’s total contract backlog as of June 30, 2017 was $161.5 million as compared to $117.9 million as of June 30, 2016 and $151.6 million as of March 31, 2017.

Non-GAAP Financial Measures

In this release, we present certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding ALJ that is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from, or as a substitute for, the comparable GAAP financial measure.

We define adjusted EBITDA as net income before interest income and expense, income taxes, non-cash stock based compensation, depreciation and amortization. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of our company.  Adjusted EBITDA measures are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.  A reconciliation of our adjusted EBITDA to operating income, the most directly comparable GAAP measure, can be obtained by subtracting depreciation and amortization, non-cash stock based compensation, restructuring expenses, acquisition related expenses, non-recurring fees associated with ALJ’s up-listing to the NASDAQ, and other non-recurring expenses from ALJ adjusted EBITDA.  A reconciliation of Faneuil’s, Carpets’ and Phoenix’s adjusted EBITDA to operating income, the most directly comparable GAAP measure, can be obtained by subtracting depreciation and amortization and non-cash stock based compensation from consolidated operating income.  Following is a reconciliation of consolidated operating income to consolidated adjusted EBITDA:

Amounts in $000's	Three Months Ended June 30,
	2017	2016	$ Change	% Change
	(unaudited)	(unaudited)
Consolidated operating income	$3,541	$3,990	$(449)	(11.3%)
Depreciation & amortization	4,164	3,262	902	27.7%
Stock-based compensation	206	264	(58)	(22.0%)
Restructuring expenses	106	—	106	–
Acquisition-related expenses	217	200	17	8.5%
One-time up-listing expenses	—	91	(91)	(100.0%)
Loss (gain) on sales of assets	(4)	2	(6)	(300.0%)
Other	12	—	12	–
Consolidated Adjusted EBITDA	$8,242	$7,809	433	5.5%

Amounts in $000's	Nine Months Ended June 30,
	2017	2016	$ Change	% Change
	(unaudited)	(unaudited)
Consolidated operating income	$9,957	$9,455	$502	5.3%
Depreciation & amortization	12,178	9,590	2,588	27.0%
Stock-based compensation	563	689	(126)	(18.3%)
Restructuring expenses	200	—	200	–
Acquisition-related expenses	217	200	17	8.5%
One-time up-listing expenses	—	754	(754)	(100.0%)
Loss (gain) on sales of assets	8	(117)	125	(106.8%)
Consolidated Adjusted EBITDA	$23,123	$20,571	$2,552	12.4%

Supplemental Consolidated Financial Information - Segment Revenue, Adjusted EBITDA, and Debt

Amounts in $000's	Three Months Ended June 30,
	2017	2016	$ Change	% Change
	(unaudited)	(unaudited)
Net Revenue
Faneuil	$39,469	$32,070	$7,399	23.1%
Carpets	18,458	12,562	5,896	46.9%
Phoenix Color	25,546	20,225	5,321	26.3%
Total Revenue	$83,473	$64,857	$18,616	28.7%

Amounts in $000's	Three Months Ended June 30,
	2017	2016	$ Change	% Change
	(unaudited)	(unaudited)
Adjusted EBITDA
Faneuil	$3,593	$2,872	$721	25.1%
Carpets	437	583	(146)	(25.0%)
Phoenix Color	4,571	5,007	(436)	(8.7%)
Corporate	(359)	(653)	294	(45.0%)
Total Adjusted EBITDA	$8,242	$7,809	$433	5.5%

Amounts in $000's	Nine Months Ended June 30,
	2017	2016	$ Change	% Change
	(unaudited)	(unaudited)
Net Revenue
Faneuil	$114,242	$99,814	$14,428	14.5%
Carpets	51,907	35,651	16,256	45.6%
Phoenix Color	74,237	60,468	13,769	22.8%
Total Revenue	$240,386	$195,933	$44,453	22.7%

Amounts in $000's	Nine Months Ended June 30,
	2017	2016	$ Change	% Change
	(unaudited)	(unaudited)
Adjusted EBITDA
Faneuil	$10,284	$7,981	$2,303	28.9%
Carpets	651	532	119	22.4%
Phoenix Color	13,771	14,027	(256)	(1.8%)
Corporate	(1,583)	(1,969)	386	(19.6%)
Total Adjusted EBITDA	$23,123	$20,571	$2,552	12.4%

As of June 30, 2017 and September 30, 2016, consolidated debt and consolidated net debt was comprised of the following (exclusive of deferred financing costs):

Amounts in $000's	June 30,	September 30,
	2017	2016
	(unaudited)	(audited)
Term loan payable	$93,174	$101,969
Line of credit	6,458	—
Capital leases	5,540	4,751
Total debt	105,172	106,720

Cash	1,876	5,279
Net debt	$103,296	$101,441

As of June 30, 2017 the Company was in compliance with all debt covenants.

	Financial Covenants Comparison
	At June 30, 2017
	(actual)	(required)
Leverage Ratio	2.99	< 3.5
Fixed Charges Ratio	1.52	> 1.25

About ALJ Regional Holdings, Inc.

ALJ Regional Holdings, Inc.  is the parent company of Faneuil, Inc., a leading provider of outsourcing and co-sourced services to both commercial and government entities in the healthcare, utility, toll and transportation industries, Floors-N-More, LLC, dba Carpets N' More, one of the largest floor covering retailers in Las Vegas and a provider of multiple finishing products for commercial, retail and home builder markets including all types of flooring, countertops, cabinets, window coverings and garage/closet organizers, with 4 retail locations and Phoenix Color Corp., a leading manufacturer of book components, educational materials and related products producing value-added components, heavily illustrated books and specialty commercial products using a broad spectrum of materials and decorative technologies.

This press release contains forward-looking statements. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements about our financial projections and business growth, the impact of the CMO Business on Faneuil’s operations, cost-cutting measures implemented by Carpets, the integration of Color Optics by Phoenix and other statements including the words "will" and "expect" and similar expressions.  You should not place undue reliance on these statements, as they involve certain risks and uncertainties, and actual results or performance may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially are discussed in our Form 10-K filed with the Securities and Exchange Commission and available through EDGAR on the SEC’s website at www.sec.gov.  All forward-looking statements in this release are made as of the date hereof and we assume no obligation to update any forward-looking statement.